AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 2, 2007
REGISTRATION NO. 333-140320

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM SB-2
(Amendment No. 2)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Global Advance Corp.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	5064	98-0513637
(State or other jurisdiction of	Primary Standard Industrial	IRS Employee
incorporation or organization	Classification Code	Identification No.

Geva Street 13/10
Netanya, Jerusalem 42319
(Address and telephone number of Registrant's principal executive offices)

Oren Rozenberg
Global Advance Corp.
Geva Street 13/10
Netanya, Jerusalem 42319
Tel: 01197298346829
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Michael S. Krome, Esq.
8 Teak Court
Lake Grove, New York 11755
Phone: (631) 737-8381 Fax: (631) 737-8382

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier of the effective registration statement for the offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each		Proposed Maximum	Proposed Maximum	Amount of
Class of Securities	Amount to be	Offering Price Per	Aggregate Offering	Registration
to be Registered	Registered	Security(1)	Price	Fee()

Shares of common stock,
$.001 par value (2)	1,000,000	$.10	$100,000	$11.00
Total	1,000,000	$.10	$100,000	$11.00

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) to the Securities Act of 1933.

(2) Consists solely of 1,000,000 shares of common stock being registered for sale in a direct public offering by Global Advance Corp. (the "Company").

(3) The registration fee was previously paid via electronic transfer.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus is not complete and is subject to completion and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS Subject To Completion Dated April 2, 2007

The information in this prospectus is not complete and may be changed.

Global Advance Corp.

1,000,000 SHARES OF COMMON STOCK

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We are offering for sale a maximum of 1,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $.10 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $.10 per share. If all 1,000,000 shares are not sold within 180 days from the date hereof,(which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold. If all of the shares offered by us are purchased, the gross proceeds to us will be $100,000. This is our initial public offering and no public market currently exists for shares of our common stock. .

We intend for our common stock to be sold by Judah Steinberger, one of our officers and directors. He will not be paid any commissions for such sales.

We will pay all expenses incurred in this offering. The offering will terminate 180 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the 180 day offering period.

Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

The securities offered in this prospectus involve a high degree of risk. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by Global Advance Corp., with the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is April 2, 2007.

PROSPECTUS SUMMARY

The following summary highlights selected material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Our Company

We are a development stage company and have applied for a patent for a "two-foot operated mouse" (Patent Application Number: 11/614,150. We have a rough prototype that we believe must be enhanced and further developed. The device is intended to provide alternate access to all computer-related mouse functionality through the use of one’s feet, rather than one’s hands. Our principal business plan is to enhance the existing prototype, receive a patent and then manufacture and market the product and / or seek third party entities interested in licensing the rights to manufacture and market our two-foot operating mouse.

We were incorporated in Delaware on October 23, 2006. Our principal offices are located at Geva Street 13/10, Netanya, Israel 42319. Our telephone number is 011972-9-8346829. Our registered office in Delaware is located at 113 Barksdale Professional Center, Newark, DE 19711 and our registered agent is Delaware Intercorp. All references to "we," "us," "our," or similar terms used in this prospectus refer to Global Advance Corporation.

Our auditors have issued an audit opinion which includes a statement describing our going concern status. Our financial status creates substantial doubt whether we will continue as a going concern. Investors should note, we have not received any revenues to date, we do not yet have any products available for sale, but we do have an initial a prototype of our proposed product that needs to be further enhanced.

OUR DIRECT PUBLIC OFFERING

We are offering for sale up to a maximum of 1,000,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $.10 per share. If all of the shares offered by us are purchased, the proceeds before deducting expenses of the offering will be up to $100,000. The expenses associated with this offering are estimated to be $25,011, or approximately 25.011% of the gross proceeds of $100,000 if all the shares offered by us are purchased. If all the shares offered by us are not purchased, then accordingly, the percentage of offering expenses to gross proceeds will be higher, and lower amount of proceeds will be realized from this offering. If we are unsuccessful in raising sufficient gross proceeds from this offering, then it is possible that out offering expenses may exceed our gross proceeds

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

The offering will terminate six months after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the six month offering period.

THE OFFERING

Total shares of common stock outstanding prior to the offering	2,000,000 shares

Shares of common stock being offered by us	1,000,000 shares

Total shares of common stock outstanding after the offering	3,000,000 shares

Gross proceeds:
Gross proceeds from the sale of up to 1,000,000 shares of our common stock will be $100,000. Use of proceeds from the sale of our shares will be used as general operating capital to allow us to further develop a prototype device and attempt to bring our product to market.

Risk Factors
There are substantial risk factors involved in investing in our company. For a discussion of certain factors you should consider before buying shares of our common stock, see the section entitled "Risk Factors".

This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best effort basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

SELECTED SUMMARY FINANCIAL DATA

This table summarizes our operating data and balance sheet data as of the period indicated. You should read this summary financial data in conjunction with the "Plan of Operations" and our financial statements and notes thereto included elsewhere in this prospectus.

FOR THE PERIOD FROM OCTOBER 23, 2006 ( date of inception ) THROUGH DECEMBER 31, 2006 (Audited)
INCOME STATEMENT:

Total Revenues	$0

Total Operating Expenses	$5,988

Net (Loss)	$(5,988)

 BALANCE SHEET:
As of December 31, 2006

Cash in bank	$202

Total Current Assets	$202

Total Assets	$25,762

Total Current Liabilities	$31,550

Total Liabilities	$31,550

Total Liabilities and Stockholders' (Deficit)	$25,762

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY:

We have had losses and such losses may continue, which may negatively impact our ability to achieve our business objectives.

We had no revenue for the period ended December 31, 2006, and no revenue to date since our inception. We have no operating history upon which an evaluation of our future success or failure can be made. There can be no assurance that future operations will be profitable, nor can you be assured that our patent application will be approved and a patent granted for this device. Revenues and profits, if any, will depend upon various factors, including whether we will be able to further enhance the prototype of our two-foot operated mouse device, and begin manufacturing and selling our product.

Our auditors have issued an opinion which includes a statement describing our going concern status and, as such, we may not be able to achieve our objectives and may have to suspend or cease operations.

Our auditors have issued an opinion which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. We believe that if we do not raise at least $40,000 from our offering, we may have to suspend or cease operations within twelve months.

If we are unable to obtain funding for development of a prototype, we will have to delay development of our prototype or go out of business, which will result in the loss of your investment.

We have a prototype for our two-foot operated mouse device, but it is not yet professional in appearance or performance and must be enhanced. As such, if we are unable to raise at least $40,000, we will not have the funds necessary to engage a manufacturing company to work with us to sufficiently enhance the prototype. If we are only able to raise $40,000, we believe we will have funds available to enhance the prototype of our device, but we believe we will need an additional $ 60,000 in order to further bring the product to market on a full scale basis . Since there are no refunds on the shares sold in this offering, if any, you may be investing in a company that will not have the funds necessary to commence its operations.

As a development stage company in the computer mouse industry, we may experience substantial cost overruns in manufacturing and marketing products, and we may not have sufficient capital to successfully complete the development and marketing of any of our products .

In the general appliances industry and general computer products industry, the commercial success of any product is often dependent upon factors beyond the control of the company attempting to market the product, including, but not limited to, market acceptance of the product and whether or not retailers promote the products through prominent shelving and other methods of promotion. We may experience substantial cost overruns in manufacturing and marketing our products, and may not have sufficient capital to successfully complete any of our projects. We may not be able to manufacture or market our products because of industry conditions, general economic conditions and / or competition from potential manufacturers and distributors.

If and when we sell our products, we may be liable for product liability and as February 1, 2007 we do not maintain product liability insurance.

We have no product liability insurance to protect against the risk that in the future a product liability claim or product recall could materially and adversely affect our business. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our products. If we are sued for any injury allegedly caused by our products, our liability could exceed our total assets and our ability to pay the liability.

Because Messrs, Steinberger and Rozenberg have no experience in running a company that sells computer mouse devices, they may not be able to successfully operate such a business which could cause you to lose your investment .

We are a start-up company and we intend to manufacture, market and sell a two-foot operated mouse device product. Messrs., Steinberger and Rozenberg, our current officers, have effective control over all decisions regarding both policy and operations of our company with no oversight from other management. Our success is contingent upon these individuals' ability to make appropriate business decisions in these areas. It is possible that this lack of relevant operational experience could prevent us from becoming a profitable business and an investor from obtaining a return on his investment in us.

Potential competitors, some of whom may have greater resources and experience than we do, may develop products and offer services that may cause demand for, and the prices of, our product to decline.

Although we are not aware of any other company that has developed, manufactured or marketed a device similar in quality and intent as our two-foot operated mouse device, should any number of hardware manufacturers decide to invent such a two-foot operated mouse device, we may not be able to compete with them. A large computer manufacturer that decides to compete with us would have greater access to capital and may be able to produce a product that is less expensive than ours, thus causing any potential sales of our product to decline.

Because Mr. Rozenberg and Mr. Steinberger have other outside business activities and will only be devoting 10% of their time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

Our officers are only engaged in our business activities on a part-time basis. This could cause the officers a conflict of interest between the amount of time they devote to our business activities and the amount of time required to be devoted to their other activities. Messrs. Steinberger and Rozenberg, our current officers, intend to only devote approximately 7 hours per week to our business activities. Subsequently to this offering we intend to increase our business activities in terms of research, development, marketing and sales. This increase in business activities may require that our officers engage in our business activities on a full-time basis, thereby causing Messrs. Steinberger and Rozenberg a conflict of interest.

We may be subject to intellectual property litigation such as patent infringement claims, which could adversely affect our business.

Our success will also depend in part on our ability to develop commercially viable products without infringing the proprietary rights of others. Although we have not been subject to any filed infringement claims, other patents could exist or could be filed which would prohibit or limit our ability to develop and market our two-foot operated mouse device in the future. In the event of an intellectual property dispute, we may be forced to litigate. Intellectual property litigation would divert management's attention from developing our product and would force us to incur substantial costs regardless of whether we are successful. An adverse outcome could subject us to significant liabilities to third parties, and force us to cease operations.

You will experience difficulties in attempting to enforce liabilities based upon U.S. federal securities laws against our non-U.S. resident directors and officers.

Our operations are in Israel. Our directors and executive officers are foreign citizens and do not reside in the United States. It may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons and as a result, it may be difficult or impossible for you to enforce judgments rendered against us, them or our or their directors or executive officers in United States courts. In addition, the courts in the countries in which we are organized or located may not permit lawsuits of the enforcement of judgments arising out of the United States and state securities or similar laws. Thus, should any situation arise in the future in which you have a cause of action against these persons or us, you are at greater risk in investing in our company rather than a domestic company because of greater potential difficulties in bring lawsuits or, if successful, collecting judgments against these persons as opposed to domestic persons or entities.

Because we are not making provisions for a refund to investors, you may lose your entire investment.

Even though our business plan is based upon the complete subscription of the shares offered through this offering, the offering makes no provisions for a refund to an investor. We will utilize all amounts received from newly issued stock purchased through this offering even if the amount obtained through this offering is not sufficient to enable us to go forward with our planned operations. Any funds received from the sale of newly issued stock will be placed into our corporate bank account. We do not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of management.

RISKS RELATING TO OUR COMMON STOCK:

We may, in the future, issue additional shares of our common stock which would reduce investors percent of ownership and may dilute our share value. We do not need shareholder approval to issue additional shares.

Our certificate of incorporation authorizes the issuance of 50,000,000 shares of common stock, par value $.0001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

There is no established public market for our stock and a public market may not be obtained or be liquid and therefore investors may not be able to sell their shares.

There is no established public market for our common stock being offered under this prospectus. While we intend to apply for quotation of our common stock on the over-the-counter Bulletin Board system, there is no assurance that we will qualify for quotation on the OTC Bulletin Board. Therefore, purchasers of our common stock in this offering may be unable to sell their shares on any public trading market or elsewhere.

The offering price of $.10 per share has been arbitrarily set by our Board of Directors and accordingly does not indicate the actual value of our business.

The offering price of $.10 per share is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

If we sell 1,000,000 shares of our common stock, our principal stockholders will still control 66% of our common stock, thus investors will have limited or no participation in our business affairs.

Currently, our principal stockholders, Messrs. Steinberger and Rozenberg, own an aggregate of 2,000,000 shares of our common stock. As a result, they will have significant influence over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, these stockholders will be able to elect all of the members of our Board of Directors, which will allow these stockholders to significantly control our affairs and management. Messrs Steinberger and Rozenberg will also be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. Accordingly, you will be limited in your ability to affect change in how we conduct our business.

USE OF PROCEEDS

The net  proceeds  to us from the sale of up to  1,000,000  shares  offered at a public  offering  price of $0.10 per share  will vary  depending  upon the total number of shares sold.  Regardless  of the number of shares  sold,  we expect to incur  offering   expenses   estimated  at  approximately   $25,011 for  legal, accounting, and other costs in connection with this offering. The table below shows the intended net proceeds  from this  offering we expect to receive for scenarios where we sell various  amounts of the shares.  Since we are making this offering  without any minimum  requirement,  there is no guarantee  that we will be  successful  at  selling  any of the  securities  being  offered in this prospectus.  Accordingly,  the actual  amount of  proceeds we will raise in this offering, if any, may differ.

PERCENT OF NET PROCEEDS RECEIVED (1)

	40%	60%	100%
Shares Sold	400,000	600,000	1,000,000
Gross Proceeds	$40,000	$60,000	$100,000
Less Offering expenses	$25,011	$25,011	$25,011
Net Offering Proceeds	$14,989	$34,989	$74,989

(1)    The offering scenarios presented above are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

The Use of proceeds set forth below in this illustrative example sets forth how we intend to use the funds under the various percentages of amounts of the related offering. All amounts listed below are estimates .

	40%	60%	100%
Working capital	$4,989	$9,989	$24,989
Prototype enhancement costs	$10,000	$15,000	$20,000
Sales and marketing	-	$10,000	$30,000
Total	$14,989	$34,989	$74,989

Our offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing and transfer agent fees and any necessary state registration fees. Our officers and directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this registration statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the uses of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors.

Dilution

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. The historical net tangible book value as of December 31 31, 2006 was $43,641 or $0.01- per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of December 31 2006, as adjusted to give effect to the receipt of net proceeds from the sale of 1,000,000 shares of common stock for $74,989, which represents net proceeds after deducting estimated offering expenses of $25,011. This represents an immediate increase of $0.03 per share to existing shareholders and an immediate and substantial dilution of $0.09 per share, or approximately 90%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of December 31 2006, the number of shares of common stock purchased from us and the total consideration paid by our existing shareholders and by new investors in this offering if new investors purchase 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.10 per share of common stock.

	Shares

	Number	Percent	Amount
Existing Shareholders	2,000,000	66.7%	$200
New Investors	1,000,000	33.3%	$100,000
Total	3,000,000	100%	$100,200

SECURITY HOLDERS

At December 31, 2006 there were 2,000,000 shares our common stock outstanding which were held by two stockholders. All of the shares we have issued since our inception are restricted.

OUR BUSINESS

General Development

We are a development stage company and currently own the technology for a two-foot operated mouse and its prototype. The related technology including the entire rights, title and interest in, including a working prototype of, the two-foot operated mouse was acquired by us from IdeaPlus Ltd on November 28, 2006. Subsequently, on December 21, 2006 we applied for a patent for the "two-foot operated mouse" (Patent Application No: 11/614,150 . The device is intended to assist those who are unable or prefer to use their feet to operate a computer by replacing a standard hand-controlled mouse device with a two-foot operated mouse which functions in the same way as a standard device, but is controlled by the user’s feet. Our principal business plan is to enhance the existing prototype, and, if and when we receive a patent for the device, we plan to manufacture and market the product and / or seek third party entities interested in licensing the rights to manufacture our product.

We were incorporated in Delaware on October 23, 2006. Our principal offices are located at Geva Street 13/10, Netanya, Israel 42319. Our telephone number is 011972-9-8346829.

For the year ended December 31, 2006 we had a net loss of $(5,988).

Business Summary and Background

Standard computer users use a hand-controlled mouse, a manually operated pointing device. Prolonged use of a manual mouse may even cause injuries related to repetitive movement and strain. In some cases, where a user prefers or is unable to use this device, an alternate possibility is to use a foot-controlled device that will enable the user to perform the same operations on the computer. Typically, foot operated computer mice include foot-movement sensing pads, foot pedals, foot mice that require the use of only one foot, foot track rolls, etc. One pedal features a 360-degree pressure-sensitive mechanism, allowing the user to control both cursor speed and direction with one foot, while the other pedal is used as a clicking device. Even those products that are used by both feet are constructed so that the left and right pedals are equivalent to the left and right mouse buttons, providing all the functionality of a hand mouse. The present invention relates generally to foot-operated computer mice and more specifically, it relates to a two-foot operated mouse for controlling the movement of the cursor using both feet. We believe a positive function of a foot mouse as compared to a hand controlled mouse is that it could increase work productivity of the computer user because the user is able to maintain control of the cursor without having to take his/her fingers off of the keyboard.

A primary problem presented by conventional foot operated computer mice is that they do not make use of both feet, resulting in the asymmetric use of one foot over another. Another problem with conventional foot operated computer mice is that they are expensive. We believe conventional foot operated computer mice limit foot movement of the user. That is to say that existing two foot products have one foot to control the cursor and one foot to serve as a clicking device. Our product provides a new two-foot operated computer mouse construction whereby the user has the ability to fully control the movement of a computer cursor using both feet simultaneously.

The present invention, as it was designed, generally includes a housing containing two rollers, two wheels, two shafts, two disks, two electronic sensors, and a processing chip, with a connecting cable for connecting the two-foot operated mouse to a central processing unit. The user places each foot on a roller and moves his feet back and forth, turning the rollers. The user can type and control the cursor, point and click, and drag and drop without taking hands off the keyboard. We believe that our foot operated mouse can help users avoid carpal tunnel syndrome and mouse induced Repetitive Stress Injuries that are typically associated with desktop mice. By having a foot mouse as compared to a hand mouse, it eliminates stress typically placed on the wrist and elbow areas.

The company intends to enhance the rough prototype of this invention in order to either begin manufacturing and selling the invention, or licensing the technology to a third party for them to manufacture it. Partners that we believe may have an interest in our product may include any or all computer and/or software developers or companies that promote inventions that assist handicapped or partially impaired computer users. We have not yet approached or spoken with any such potential partners or licensees. We also intend to market our product to individuals so that they can install the device for personal use in homes and offices.

Third-party manufacturers.

We will rely on third parties to enhance our current prototype of our two-foot operated mouse device and to work with us to manufacture the product. If our manufacturing and distribution agreements are not satisfactory, we may not be able to develop or commercialize our device as planned. In addition, we may not be able to contract with third parties to manufacture our device in an economical manner. Furthermore, third-party manufacturers may not adequately perform their obligations, which may impair our competitive position. If a manufacturer fails to perform, we could experience significant time delays or we may be unable to commercialize or continue to market our two-foot operated mouse device. There are currently no discussions or other consideration being given to any third party manufacturers until we commence our raise of capital.

Intellectual Property

On November 28, 2006 we acquired from IdeaPlus, a private Israeli based company, the entire rights, title and interest in, including a rough working prototype of the two foot operating mouse . On December 21, 2006 we filed a patent application with the United States Patent and Trademark Office.

Competition

There are several competitors in the computer mouse sector, some of which include Logitech, Kensington and Microsoft all of whom offer mouse and mouse product supplies. There are also several companies that offer a two-foot operated mouse such as Fentek Industries and Hunter Digital; however, we believe that we are unique in that either foot mouse can control both the cursor and the click button. We are not aware of any other company that has developed, manufactured or marketed a device of a similar nature whereby the two-foot operated mouse device offers such flexibility in operational control. Nevertheless, a large computer or hardware manufacturer that decides to compete with us would have greater access to capital and may be able to produce a product that is less expensive than ours or more effective, thus causing any potential sales of our product to decline.

Employees

Other than our current officers, Messrs Rozenberg and Steinberger, we have no other full time or part-time employees. If and when we begin enhancing the prototype for our two-foot operated mouse device and are able to begin manufacturing and marketing, we may need additional employees for such operations. We do not foresee any significant changes in the number of employees or consultants we will have over the next twelve months.

Transfer Agent

We have engaged Nevada Agency and Trust as our stock transfer agent. Nevada Agency and Trust is located at 50 West Liberty Street, Reno, Nevada 89501.

Research and Development

We are not currently conducting any research and development activities. If we are able to raise funds in this offering, we do intend to do research concerning our two-foot operated mouse device and how to enhance the existing prototype model.

Properties

Our Principal executive offices are located at Geva Street 13/10, Netanya, Israel 42319. This location is also the residence of Mr. Steinberger and we have been allowed to operate out of such location at no cost to the Company. We believe that this space is adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities or other forms of property.

Management's Discussion and Analysis or Plan of Operation

You should read the following plan of operation together with our financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on elsewhere in this prospectus.

We are a development stage company and currently own the technology and an initial prototype that needs enhancement for a "two-foot operated mouse". The present invention provides a new two-foot operated computer mouse construction whereby the user has the ability to fully control the movement of a computer cursor using both feet simultaneously. Our principal business plan is to enhance the initial prototype of the product and upon receipt of funding, if any, we intend to further develop our prototype and begin manufacturing and marketing the product and / or seek third party entities interested in licensing the rights to manufacture and market the mouse product.

Although we have not yet engaged a manufacturer to begin work on enhancing our prototype of the two-foot operated mouse, based on our preliminary discussions with certain manufacturing vendors, we believe that it will take approximately three months to construct a basic prototype of our product. If and when we have viable prototype, depending on our availability of funds, we estimate that we would need approximately an additional four to six months to bring this product to market. Our objective would be to either market the product as an off-the-shelf device and/or to license the product to technology to hardware or software manufacturers and have them include it with their equipment or applications. The Company has not initiated discussion as such however this estimate is the belief of the Company ,based on discussions with Idea Plus from whom the Company originally acquired the technology .

If less than $25,000 is raised from this offering, we will attempt to raise additional capital through the private sale of our equity securities or borrowings from third party lenders. We have no commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to dramatically change our business plan, sell or cease operations. We do not have any plans, arrangements or agreements to sell or merge our Company.

Our auditors have issued an opinion which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing the product. Accordingly, we must raise capital from sources other than the actual sale of the product. We must raise capital to implement our project and stay in business. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last at least twelve months.

General working capital

We may be wrong in our above estimates of funds required in order to proceed with enhancing our prototype and general business plan described herein. Should we need additional funds, we would attempt to raise these funds through additional private placements or by borrowing money. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing the additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

We can offer no assurance that we will raise any funds in this offering. As disclosed above, we have no revenues and, as such, if we do not raise $25,000 we will not have sufficient funds to enhance the initial prototype. If we are unable to raise funds, we may attempt to sell the company or file for bankruptcy. We do not have any current intentions, negotiations or arrangements to sell the Company.

We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity. In the event such a trend develops, we believe that we will have sufficient funds available to satisfy working capital needs through lines of credit and the funds expected from equity sales.

OTHER

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements.

Recently issued accounting pronouncements

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets,” (“SFAS No. 156”), which amends SFAS No. 140,” Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” In a significant change to current guidance, SFAS No. 156 permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities: (1) Amortization Method or (2) Fair Value Measurement Method. SFAS No. 156 is effective as of the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company does not expect the adoption of this pronouncement to any impact on its financial statements.

In June 2006, the FASB issued SFAS Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of FIN 48 is encouraged if the enterprise has not yet issued financial statements, including interim financial statements, in the period this Interpretation is adopted. The Company does not expect the adoption of this pronouncement to any impact on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncement that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 123(R).” This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The Company does not expect the adoption of this pronouncement to have any impact on its financial statements.

OFF-BALANCE SHEET ARRANGEMENTS
We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

INFLATION
The amounts presented in the financial statements do not provide for the effect of inflation on the Company’s operations or its financial position. Amounts shown for machinery, equipment and leasehold improvements and for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information regarding the members of our board of directors and its executive officers as of February 1, 2007

Name	Age	Positions and Offices Held

Oren Rozenberg	30	Chief Executive Officer and Director

Judah Steinberger	27	Principal Financial and Accounting Officer And Director

Our directors hold office until the next annual meeting of our shareholders or until their successors are duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

Our board of directors has no nominating, auditing or compensation committees.

Oren Rozenberg has been our CEO, principal executive officer, and a member of our Board of Directors since our inception in October 2006. Oren served in a special armed forces unit in the Israeli army from the years 1995 until 1999 and thereafter studied and received his BA in Business management and Insurance Studies . He has been working as an Insurance agent at Landau Yuval an Israeli Insurance Brokerage House from the year 2001 to the present .

Judah Steinberger, has been our principal officer and director since inception in October 2006. From 2002 to the present time, Mr. Steinberger has served as Managing Director and Vice President of Finance at Yefe Nof in Jerusalem an Israeli Company engaged in publishing marketing and selling of educational books and literature. Mr. Steinberger in the period 2000-2002 worked for a Company called FeldHeim Publishing Ltd , (located in Jerusalem Israel ) , an international book publishing Company . He position was General Manager and Treasurer. During that time, he received a BA in Business Management and Economics at the Kiryat Ono School Academy in Kiryat Ono, Israel. He studied Business Management at the Teknion in Haifa from 1999 to 2000.

Involvement in Certain Legal Proceedings

We are not aware of any material legal proceedings that have occurred within the past five years concerning any director, director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Executive Compensation

None of our officers or directors have received or earned any compensation or Bonus from us for services rendered to us during the period ended December 31 2006 . We also have not made cash payment for salaries or bonuses in 2006.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

We do not maintain key-man life insurance for any of our executive officers or directors.

Stock Option Plans

As of February 1, 2007, we have not adopted an employee stock option plan and do not have any options or warrants outstanding.

Employment Agreements

As of the date of this filing we have not entered into an employment agreement with Mssrs. Rozenberg or Steinberger to serve as our officers and directors.

Certain Relationships and Related Transactions.

From our inception through December 31, 2006, Mr. Steinberger has loaned the company $9,900 and Mr. Rozenberg has loaned the company $9,900. Such loans are interest free, have no specified repayment date and are due and payable upon demand. No formal written agreement has been entered into and as of February 1, 2007, we have not been requested to repay these amounts. The Company also initially borrowed $15,000 from an entity affiliated with a consultant of the Company, for working capital to commence the organizational activities of the Company. The amount borrowed was repaid before December 31, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(i) The following table sets forth certain information concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding common stock, (b) each of our directors and executive officers and (c) all current directors and executive officers as a group. The following table is based upon an aggregate of 2,000,000 shares of our common stock outstanding as of February 1, 2007

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned or Right to Direct Vote (1)	Percent of Common Stock Beneficially Owned or Right to Direct Vote (1)

Oren Rozenberg	1,000,000	50%

Judah Steinberger	1,000,000	50%

All directors and executive officers as a group (two persons)	2,000,000	100%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

OUR COMMON STOCK

We are authorized to issue 50,000,000 shares of our Common Stock, $0.0001 par value, of which, as of February 1, 2007, 2,000,000 shares are issued and outstanding. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

OUR PREFERRED SHARES

We are not authorized to issue preferred shares of our securities.

PLAN OF DISTRIBUTION

We are offering for sale a maximum of 1,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $.10 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $.10 per share. If all 1,000,000 shares are not sold within 180 days from the date hereof,(which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

Our offering price of $.10 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

We anticipate applying for trading of our common stock on the over the counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; (2) has at least one market maker who completes and files a Form 211 with NASD Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange and (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the NASD regarding our Form 211 application.

There is currently no marker for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

We intend to sell the shares in this offering through Judah Steinberger, one of our officers and directors. He will receive no commission from the sale of any shares. He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Steinberger is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

We will not utilize the Internet to advertise our offering.

Offering Period and Expiration Date

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us. We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement
2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Global Advance Corp."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation, as amended, provides to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Michael S. Krome, Esq.

EXPERTS

Our financial statements as of December 31, 2006 appearing in this prospectus and registration statement have been audited by Davis Accounting Group P.C. an independent registered Public Accounting Firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Global Advance Corporation filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

We furnish our stockholders with annual reports containing audited financial statements.

GLOBAL ADVANCE CORP.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

Report of Registered Independent Auditors	F-2

Financial Statements-

Balance Sheet as of December 31, 2006	F-3

Statements of Operations for the Period Ended
December 31, 2006, and Cumulative from Inception	F-4

Statement of Stockholders’ (Deficit) for the Period from Inception
Through December 31, 2006	F-5

Statements of Cash Flows for the Period Ended December 31, 2006,
and Cumulative from Inception	F-6

Notes to Financial Statements December 31, 2006	F-7

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of Global Advance Corp.:

We have audited the accompanying balance sheet of Global Advance Corp. (a Delaware corporation in the development stage) as of December 31, 2006, and the related statements of operations, stockholders’ (deficit), and cash flows for period ended December 31, 2006, and from inception (October 23, 2006) through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Advance Corp. as of December 31, 2006, and the results of its operations and its cash flows for the period ended December 31, 2006, and from inception (October 23, 2006) through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of December 31, 2006, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,
January 30, 2007.

GLOBAL ADVANCE CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET (NOTE 2)
AS OF DECEMBER 31, 2006

ASSETS
2006
Current Assets:
Cash in bank	$202

Total current assets	202

Other Assets:
Patent pending	15,560
Deferred offering costs	10,000

Total other assets	25,560

Total Assets	$25,762

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Accrued liabilities	$11,750
Loans from related parties - Directors and stockholders	19,800

Total current liabilities	31,550

Total liabilities	31,550

Commitments and Contingencies

Stockholders' (Deficit):
Common stock, par value $.0001 per share, 50,000,000 shares
authorized; 2,000,000 shares issued and outstanding	200
(Deficit) accumulated during the development stage	(5,988)

Total stockholders' (deficit)	(5,788)

Total Liabilities and Stockholders' (Deficit)	$25,762

The accompanying notes to financial statements
are an integral part of this balance sheet.

GLOBAL ADVANCE CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (NOTE 2)
FOR THE PERIOD ENDED DECEMBER 31, 2006,
AND CUMULATIVE FROM INCEPTION (OCTOBER 23, 2006)
THROUGH DECEMBER 31, 2006

	Period Ended	Cumulative
	December 31,	From
	2006	Inception

Revenues	$-	$-

Expenses:
General and administrative-
Legal fees - incorporation	1,500	1,500
Professional fees	3,900	3,900
Other	588	588

Total general and administrative expenses	5,988	5,988

(Loss) from Operations	(5,988)	(5,988)

Other Income (Expense)	-	-

Provision for income taxes	-	-

Net (Loss)	$(5,988)	$(5,988)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.02)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	285,714

The accompanying notes to financial statements are
an integral part of these statements.

GOBAL ADVANCE CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' (DEFICIT) (NOTE 2)
FOR THE PERIOD FROM INCEPTION (OCTOBER 23, 2006)
THROUGH DECEMBER 31, 2006

			(Deficit)
			Accumulated
			During the
	Common stock		Development
Description	Shares	Amount	Stage	Totals

Balance - October 23, 2006	-	$-	$-	$-

Common stock issued for cash	2,000,000	200	-	200

Net (loss) for the period	-	-	(5,988)	(5,988)

Balance - December 31, 2006	2,000,000	200	(5,988)	(5,788)

The accompanying notes to financial statements are
an integral part of this statement.

GLOBAL ADVANCE CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE PERIOD ENDED DECEMBER 31, 2006,
AND CUMULATIVE FROM INCEPTION (OCTOBER 23, 2006)
THROUGH DECEMBER 31, 2006

	Period Ended	Cumulative
	December 31,	From
	2006	Inception

Operating Activities:
Net (loss)	$(5,988)	$(5,988)
Adjustments to reconcile net (loss) to net cash
provided by operating activities:
Changes in net liabilities-
Accrued liabilities	11,750	11,750

Net Cash Provided by Operating Activities	5,762	5,762

Investing Activities:
Acquisition and costs of patent pending	(15,560)	(15,560)

Net Cash (Used in) Investing Activities	(15,560)	(15,560)

Financing Activities:
Issuance of common stock for cash	200	200
Deferred offering costs	(10,000)	(10,000)
Loans from related parties - Directors and stockholders	19,800	19,800
Loan from third-party entity related to consultant	15,000	15,000
Repayment of loan from third-party entity related to consultant	(15,000)	(15,000)

Net Cash Provided by Financing Activities	10,000	10,000

Net Increase in Cash	202	202

Cash - Beginning of Period	-	-

Cash - End of Period	$202	$202

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes to financial statements are
an integral part of these statements.

GLOBAL ADVANCE CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

(1)  Summary of Significant Accounting Policies

Basis of Presentation and Organization

Global Advance Corp. (“Global Advance” or the “Company”) is a Delaware corporation in the development stage and has not commenced operations. The Company was incorporated under the laws of the State of Delaware on October 23, 2006. The business plan of the Company is to develop a commercial application of a prototype utilizing the design in a patent pending of a “two-foot operated mouse” which is a device intended to provide alternate access to all computer-related mouse functionality through the use of one’s feet, rather than one’s hands. The Company also intends to enhance the existing prototype, obtain approval of its patent application, and manufacture and market the product and/or seek third party entities interested in licensing the rights to manufacture and market the two-foot operating mouse device. The accompanying financial statements of Global Advance were prepared from the accounts of the Company under the accrual basis of accounting.

The Company has commenced a capital formation activity to submit a Registration Statement on Form SB-2 to the Securities and Exchange Commissions (“SEC”) to register and sell in a self-directed offering 1,000,000 shares of newly issued common stock at an offering price of $0.10 for proceeds of up to $100,000. As of January 30, 2007, the Company was continuing with the preparation of its registration document, and had not yet filed it with the SEC.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended December 31, 2006.

GLOBAL ADVANCE CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2006, the carrying value of accrued liabilities, and loans from directors and stockholders approximated fair value due to the short-term nature and maturity of these instruments.

Patent and Intellectual Property

The Company capitalizes the costs associated with obtaining a Patent or other intellectual property associated with its intended business plan. Such costs are amortized over the estimated useful lives of the related assets.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

GLOBAL ADVANCE CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

Concentration of Risk

As of December 31, 2006, the Company maintained its cash account at one commercial bank. The balance in the account was not subject to significant risk of loss.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the period ended December 31, 2006, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are expensed as incurred.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2006, and expenses for the period ended December 31, 2006, and cumulative from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

(2)  Development Stage Activities and Going Concern

The Company is currently in the development stage, and has no operations. The business plan of the Company is to develop a commercial application of a prototype utilizing the design in a patent pending of a “two-foot operated mouse” which is a device intended to provide alternate access to all computer-related mouse functionality through the use of one’s feet, rather than one’s hands. The Company also intends to enhance the existing prototype, obtain approval of its patent application, and manufacture and market the product and/or seek third party entities interested in licensing the rights to manufacture and market the two-foot operating mouse device.

On November 28, 2006, the Company entered into an Invention Assignment Agreement with IdeaPlus Ltd., an Israeli company located in Ramat Gan, Israel, whereby the Company acquired from IdeaPlus Ltd. all of the right, title and interest in the invention known as the “Two-foot Operated Mouse” for consideration of $10,000. Subsequently, the invention became the subject of United States Patent Application 11/614,150 which was filed with the United States Patent and Trademark Office on December 21, 2006. Currently, the Patent Application is pending.

GLOBAL ADVANCE CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

The Company has also commenced a capital formation activity to submit a Registration Statement on Form SB-2 to the SEC to register and sell in a self-directed offering 1,000,000 shares of newly issued common stock at an offering price of $0.10 per share for proceeds of up to $100,000. As of January 30, 2007, the Company was continuing with the preparation of its registration document, and had not yet filed it with the SEC.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of December 31, 2006, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)  Patent Pending

On November 28, 2006, the Company entered into an Invention Assignment Agreement (the “Invention Agreement”) with IdeaPlus Ltd. (“IdeaPlus”), an Israeli company located in Ramat Gan, Israel, whereby the Company acquired from IdeaPlus all of the right, title and interest in the invention known as the “Two-foot Operated Mouse” (the “Invention”) for consideration of $10,000. Under the terms of the Invention Agreement, the Company was assigned rights to the Invention free of any liens, claims, royalties, licenses, security interests or other encumbrances. IdeaPlus initially obtained the Invention directly from the inventor. Neither IdeaPlus nor the inventor of the Invention is an officer or director of the Company, or an investor or promoter of such. Subsequently, the Invention became the subject of United States Patent Application 11/614,150 which was filed with the United States Patent and Trademark Office on December 21, 2006. Currently, the Patent Application is pending. The historical cost of obtaining the Invention and filing for the patent has been capitalized by the Company, and amounted to $15,560 as of December 31, 2006. If the Patent is granted to the Company, the historical cost of the Patent will be amortized over its useful life, which is estimated to be 17 years.

(4)  Loans from Related Parties - Directors and Stockholders

As of December 31, 2006, loans from related parties - Directors and stockholders amounted to $19,800, and represented working capital advances from two Directors who are also stockholders of the Company. The loans are unsecured, non-interest bearing, and due on demand.

GLOBAL ADVANCE CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

(5)  Common Stock

On December 22, 2006, the Company issued 2,000,000 shares of its common stock to two individuals who are Directors and officers for proceeds of $200.

The Company has commenced a capital formation activity to submit a Registration Statement on Form SB-2 to the SEC to register and sell in a self-directed offering 1,000,000 shares of newly issued common stock at an offering price of $0.10 per share for proceeds of up to $100,000. As of December 31, 2006, the Company had incurred $10,000 of deferred offering costs related to this capital formation activity.

(6)  Income Taxes

The provision (benefit) for income taxes for the period ended December 31, 2006, was as follows (assuming a 15% effective tax rate):

2006

Current Tax Provision:
Federal and state-
Taxable income	$-

Total current tax provision	$-

Deferred Tax Provision:
Federal and state-
Loss carryforwards	$900
Change in valuation allowance	(900)

Total deferred tax provision	$-

The Company had deferred income tax assets as of December 31, 2006, as follows:

2006

Loss carryforwards	$900
Less - Valuation allowance	(900)

Total net deferred tax assets	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended December 31, 2006, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

GLOBAL ADVANCE CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

As of December 31, 2006, the Company had approximately $5,988 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire in the year 2026.

(7)  Related Party Transactions

As described in Note 4, as of December 31, 2006, the Company owed $19,800 to two individuals who are Directors, officers, and principal stockholders of the Company for working capital loans.

(8)  Commitments

The Company has a verbal commitment with a third-party consultant to provide financial and capital formation services for which the management of the Company has agreed to pay approximately $5,000 per calendar quarter, plus out-of-pocket expenses, commencing in the year 2007. During the period ended December 31, 2006, the Company borrowed $15,000 from an entity affiliated with this consultant for working capital to commence its organizational, patent application, and capital formation activities. The amount borrowed was repaid before December 31, 2006.

As described in Notes 1, 2 and 5, as of December 31, 2006, the Company had commenced a capital formation activity to submit a Registration Statement on Form SB-2 to the SEC. In connection with this capital formation activity, the Company is committed to pay legal and accounting fees amounting to approximately $25,000.

On December 6, 2006, the Company entered into an agreement with Nevada Agency & Trust Company for transfer agent services. For the period ended December 31, 2006, transfer agent fees amounted to $1,750.

(9)  Recent Accounting Pronouncements

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets,” (“SFAS No. 156”), which amends SFAS No. 140, ” Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” In a significant change to current guidance, SFAS No. 156 permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities: (1) Amortization Method or (2) Fair Value Measurement Method. SFAS No. 156 is effective as of the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company does not expect the adoption of this pronouncement to any impact on its financial statements.

In June 2006, the FASB issued SFAS Board Interpretation No. 48, “ Accounting for Uncertainty in Income Taxes - an Interpretation of FASB statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of FIN 48 is encouraged if the enterprise has not yet issued financial statements, including interim financial statements, in the period this Interpretation is adopted. The Company does not expect the adoption of this pronouncement to any impact on its financial statements.

GLOBAL ADVANCE CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

In September 2006, the FASB issued SFAS No. 157, “ Fair Value Measurements .” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncement that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “ Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R) .” This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The Company does not expect the adoption of this pronouncement to have any impact on its financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our Certificate of Incorporation, as amended, provides to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount

SEC Registration fee	11

Accounting fees and expenses	10,000

Legal fees and expenses	15,000

Total:	25,011

Item 26. Recent Sales of Unregistered Securities

The following sets forth information regarding all sales of our unregistered securities during the past three years. None of the holders of the shares issued below have subsequently transferred or disposed of their shares and the list is also a current listing of the Company's stockholders.

During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, or Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

On December 22,2006 we sold 1,000,000 shares to each of Messrs. Rozenberg and Steinberger for cash payment to us of $200. We believe this issuance was deemed to be exempt under Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made only to accredited investors, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

Item 27. Exhibits

EXHIBIT
NUMBER	DESCRIPTION

3.1(1)	Articles of Incorporation of the Company

3.2 (1)	By-Laws of the Company

3.3 (1)	Form of Common Stock Certificate of the Company

5.1 (2)	Opinion of Legal Counsel

10.1 (1)	Acquisition of Patent/Technology rights to Global Advance Corporation

23.1 (2)	Consent of Davis Accounting Group P.C.

23.2 (2)	Consent of legal counsel (see Exhibit 5.1)

(1)	Filed on Amendment No. 2 to Registration Statement on Form SB-2, filed on March 6, 2007
(2)	Filed herewith

Item 28. Undertakings

The undersigned registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(2) If the registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in Jerusalem, Israel, on April 2, 2007.

GLOBAL ADVANCE CORPORATION

Date: April 2, 2007	By:	/s/ Oren Rozenberg
Oren Rozenberg
Chief Executive Officer (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Oren Rozenberg	Chief Executive Officer and	April 2, 2007
Oren Rozenberg	Director

/s/ Judah Steinberger	Principal Financial and Accounting	April 2, 2007
Judah Steinberger	Officer and Director

EXHIBIT
NUMBER	DESCRIPTION

3.1(1)	Articles of Incorporation of the Company

3.2 (1)	By-Laws of the Company

3.3 (1)	Form of Common Stock Certificate of the Company

5.1 (2)	Opinion of Legal Counsel

10.1 (1)	Acquisition of Patent/Technology rights to Global Advance Corporation

23.1 (2)	Consent of Davis Accounting Group P.C.

23.2 (2)	Consent of legal counsel (see Exhibit 5.1)

(3)	Filed on Amendment No. 2 to Registration Statement on Form SB-2, filed on March 6, 2007
(4)	Filed herewith